Exhibit 10.8

EXECUTION VERSION

EXHIBIT D

FORM OF

ELONG POWER INC

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is made and entered into as of [●] (the “Effective Time”), by and between [●] (the “Employee”) and eLong Power Inc (formerly TMT Acquisition Corp), a Cayman Islands exempted company (the “Parent”).

WHEREAS, pursuant to that certain Merger Agreement (the “Merger Agreement”) dated as of December 1, 2023, by and among the Parent, TMT Merger Sub Inc. (“Merger Sub”), a Cayman Islands exempted company and a wholly-owned subsidiary of the Parent, and eLong Power Holding Limited, a Cayman Islands exempted company (the “Company”), the Company has become a wholly-owned subsidiary of the Parent;

WHEREAS, the Employee is currently employed as the [●] of the Company; and

WHEREAS, the Parent desires to employ the Employee subject to the terms and conditions set forth herein, and the Employee desires to accept employment on such terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto hereby agree as follows:

1. Employment and Duties. Subject to the terms and conditions hereof, the Employee shall serve as a [●] of Parent. The Employee shall perform all duties related to [●], including [●] together with additional responsibilities, duties, and reporting obligations commensurate with such position as may be specified from time to time by the board of directors of the Parent (the “Board”). The Employee will be [●], and their principal place of employment will be [●].

2. Exclusive Services. For so long as the Employee is employed by the Parent, the Employee shall devote substantially all of his/her full business working time to his/her duties to the Parent and its subsidiaries and affiliates (collectively, the “Parent Group”) and shall use his/her best efforts to promote and serve the interests of the Parent Group. Further, the Employee shall not, directly or indirectly, render material services to any person or organization outside of the Parent Group without the consent of the Board or otherwise engage in activities that would interfere significantly with the performance of his/her duties to the Parent Group.

3. Term. The Employee’s employment pursuant to this Agreement shall commence on the Effective Time and shall continue until the [______ (___)] anniversary of the Effective Time (the “Term”); provided that (i) the Term shall be renewed for additional one (1)-year periods on the expiration of the original Term of this Agreement and on each succeeding one (1) year anniversary thereof (each, a “Renewal Date”), unless the Parent or the Employee gives written notice, at least sixty (60) days prior to a Renewal Date, of its or his/her intention not to so renew the Term, and (ii) the Term may be earlier terminated pursuant to Section 5 hereunder.

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4. Compensation and Other Benefits. Subject to the provisions of this Agreement, the Parent shall pay and provide the following compensation and other benefits to the Employee during the Term as compensation for services rendered hereunder:

a. Base Salary. The Parent shall pay to the Employee an annual salary (the “Base Salary”) at the rate of $[●], payable in substantially equal installments at such intervals as may be determined by the Board in accordance with the Parent’s ordinary payroll practices as established from time to time.

b. Bonus. The Employee shall be eligible to receive an annual incentive bonus as determined by, and within the sole discretion of, the Board.

c. Vacation. The Employee shall be entitled to [____ (__)] weeks of paid vacation during each year of the Term, and any renewal periods pursuant to Section 3, prorated for partial years.

d. Long-Term Incentive Plan. The Board in its sole discretion may approve the Employee for participation in the Parent’s 2024 Omnibus Equity Incentive Plan, or such successor plan, in accordance with its terms that may be in effect from time to time and subject to such other terms as the Board, in its sole discretion, may approve from time to time.

e. Benefit Plans. Upon satisfying all applicable eligibility requirements, the Employee shall be eligible to participate in all employee benefit plans, programs and policies of the Parent as are generally available to employees of the Parent Group in accordance with the terms and conditions of such plans, programs and policies, as may be amended from time to time.

f. Expenses. The Parent shall reimburse the Employee for reasonable travel and other business-related expenses incurred by him/her in the fulfillment of his/her duties hereunder upon presentation of written documentation thereof, and in accordance with the business expense reimbursement policies and procedures of the Parent as in effect from time to time.

5. Termination of Employment. Subject to this Section 5, the Parent shall have the right to terminate the Employee’s employment at any time, with or without Cause (as defined below); provided that, in the case of termination without Cause, the Parent shall provide the Employee with sixty (60) days’ written notice prior to the termination. The Employee shall have the right to resign his/her employment at any time with or without Good Reason (as defined below); provided that the Employee shall: (i) provide the Parent with sixty (60) days’ written notice prior to the resignation date; (ii) not make any public announcements concerning his/her resignation prior to the resignation date without the written consent of the Parent; and (iii) continue to perform faithfully the duties assigned to him/her under this Agreement, or such other duties as the Board may assign to him/her, from the date of such notice until the date of his/her termination of employment.

a. Termination Due to Death or Disability. Unless otherwise terminated earlier pursuant to the terms of this Agreement, the Employee’s employment under this Agreement shall terminate upon the Employee’s death or may terminate upon the Employee’s Disability (as defined below) upon giving not less than thirty (30) days’ written notice to the Employee. In the event of the Employee’s death or Disability, the Parent shall pay to the Employee (or his/her estate, as applicable) the Employee’s earned but unpaid Base Salary through and including the date of termination, reimbursement of expenses through to and including the date of termination, and any other amounts or benefits required to be paid or provided by law or under any plan, program, policy or practice of the Parent (“Other Accrued Compensation and Benefits”), within thirty (30) days of the Employee’s separation from service by reason of death or Disability. For purposes of this Agreement, “Disability” means that the Employee, because of physical or mental disability or incapacity, is unable to perform the Employee’s duties hereunder for a period of ninety (90) days within any period of twelve (12) consecutive months during their employment with the Parent.

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b. Termination for Cause; Resignation without Good Reason. If, prior to the expiration of the Term, the Parent terminates the Employee’s employment for Cause or the Employee resigns without Good Reason, the Employee shall only be entitled to payment of his/her Other Accrued Compensation and Benefits, payable in accordance with the Parent’s policies and practices and in no event later than thirty (30) days after the Employee’s separation from service. The Employee shall have no further right to receive any other compensation or benefits after such termination or resignation of employment.

For purposes of this Agreement:

“Cause” shall mean:

(A) any commission of an illegal act, including the use of illegal drugs by the Employee;

(B) any abuse of alcohol by the Employee in a manner that interferes with the performance of his/her duties or responsibilities under this Agreement;

(C) any conduct of the Employee tending to bring the Parent or any member of the Parent Group into public disgrace or disrepute that causes injury to the business and operations of the Parent or any such member of the Parent Group;

(D) acts of dishonesty or fraud by the Employee against the Parent or any member of the Parent Group, or in connection with the performance of his/her duties hereunder;

(E) material breaches of this Agreement by the Employee or failure or refusal to comply with the provisions of this Agreement or to perform the Employee’s duties and obligations under this Agreement, in any material respect, after the Employee, being given written notice by the Parent of such breach, failure or refusal, has failed to cure the same within thirty (30) calendar days of receipt of such notice;

(F) conviction by, or entering of a plea of guilty in, a court of competent jurisdiction for any crime involving moral turpitude or any felony punishable by imprisonment;

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(G) material violations of any of the Parent’s written policies and procedures; or

(H) commission of a willful act of gross negligence or gross misconduct.

“Good Reason” shall mean the occurrence of any of the following circumstances without the Employee’s prior written consent:

(A) (i) a substantial and material adverse change in the nature of Employee’s title, duties and/or responsibilities with the Parent that represents a demotion from his/her title, duties or responsibilities as in effect immediately prior to such change, or (ii) the long-term, primary assignment to Employee of any duties materially inconsistent with Employee’s position, authority, duties and/or responsibilities as contemplated by Section 1 hereof;

(B) a material breach of this Agreement by the Parent, including but not limited to failure of the Parent to make any payment to Employee when due, unless the payment is not material and is being contested by the Parent in good faith;

(C) a liquidation, bankruptcy or appointment of a receivership of the Parent.

c. Termination without Cause. From and after the first one (1)-year anniversary of the Effective Time, the Parent may terminate the Employee’s employment without Cause upon sixty (60) days’ prior written notice. If, after such first (1st) anniversary and prior to the expiration of the Term, the Parent terminates the Employee’s employment without Cause, the Employee shall receive the Other Accrued Compensation and Benefits and, subject to Section 5(e), shall be entitled to receive [__ (__)] months of Base Salary, payable in a lump sum within thirty (30) days of termination.

d. Termination for Good Reason. The Employee may terminate this Agreement at any time for Good Reason upon thirty (30) days’ prior written notice. If this Agreement is terminated by the Employee for Good Reason, the Employee shall receive the Other Accrued Compensation and Benefits and, subject to Section 5(e), [___ (__)] months of Base Salary, payable in a lump sum within thirty (30) days of termination.

e. Execution and Delivery of Release. The Parent shall not be required to make the payments and furnish the benefits provided for under Section 5(c) or Section 5(d) unless the Employee executes and delivers to the Parent within ten (10) days following the Employee’s termination without Cause or Employee terminating for Good Reason, a general waiver and release of claims in a form reasonably satisfactory to the Parent and the release has become effective and irrevocable in its entirety. The Employee’s failure or refusal to sign the release (or the revocation of such release in accordance with applicable laws) shall result in the forfeiture of the payments and benefits under Section 5(c).

f. Notice of Termination. Any termination of employment by the Parent or the Employee shall be communicated by a written “Notice of Termination” to the other party hereto given in accordance with Section 17 of this Agreement, except that the Parent may waive the requirement for such Notice of Termination by the Employee. In the event of Employee’s resignation of employment for any reason, the Notice of Termination shall specify the date of termination, which date shall not be less than sixty (60) days after giving such notice unless the Parent agrees to waive any notice period by the Employee.

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6. Confidentiality. The Employee agrees that from and after the Effective Time and for a period of four (4) years following his/her separation from service for any reason (the “Restricted Period”), he/she will not at any time, except with the prior written consent of the Parent Group or as required by law, directly or indirectly, reveal to any person, entity or other organization (other than any member of the Parent Group or its respective employees, officers, directors, shareholders or agents) or use for the Employee’s own benefit any information reasonably deemed to be confidential by any member of the Parent Group (“Confidential Information”) relating to the assets, liabilities, employees, goodwill, business or affairs of any member of the Parent Group, including, any information concerning customers, business plans, marketing data, or other confidential information known to the Employee by reason of the Employee’s employment by, shareholdings in or other association with any member of the Parent Group; provided that such Confidential Information does not include any information which (i) is available to the general public or is generally available within the relevant business or industry other than as a result of the Employee’s action or (ii) is or becomes available to the Employee from a third-party source provided that such third-party source is not bound by a confidentiality agreement or any other obligation of confidentiality to the Parent Group. Confidential Information may be in any medium or form, including, physical documents, computer files or disks, videotapes, audiotapes, and oral communications.

7. Non-Competition and Non-Solicitation.

(a) Non-Competition.

During the Restricted Period the Employee shall not (i) engage, directly or indirectly, individually or through another entity, in any business that produces or supplies products or services of the kind produced or supplied by the Parent Group, or actively contemplated to be produced or supplied by the Parent Group in the future, at any time during the Restricted Period or that competes, either directly or indirectly, with the Parent Group in any market in which they are operating, or are actively contemplating operating in the future, at any time during the Restricted Period; and (ii) without the prior written consent of the Parent Group, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, member, consultant or otherwise, any person that competes with the Parent Group in producing or supplying products or services of the kind produced or supplied by the Parent Group, or contemplated to be produced or supplied by the Parent Group, at any time during the Restricted Period. For purposes of this Section 7(a), (i) any reference to products or services of the kind produced or supplied by the Parent Group includes, without limitation, [●]; (ii) the ownership of securities having no more than one percent (1%) of the outstanding voting power of any competitor which is listed on any national securities exchange shall not be deemed to be in violation of this Section 7(a); provided that person owning such securities has no other connection or relationship with such competitor.

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(b) Non-Solicitation. During the Restricted Period the Employee shall not, and shall not cause others to, in any way, directly or indirectly, for the purpose of conducting or engaging in any business that produces or supplies products or services of the kind produced or supplied by the Parent Group, or actively contemplated to be produced or supplied by the Parent Group, during the Restricted Period, call upon, solicit, advise or otherwise do, or attempt to do, business with any customers of the Parent Group with whom the Parent Group had any dealings or take away or interfere or attempt to interfere with any custom, trade, business or patronage of the Parent Group or interfere with or attempt to interfere with any officers, employees, directors, representatives, agents, consultants or independent contractors of the Parent Group or induce or attempt to induce any of them to leave the employ of the Parent Group or violate the terms of their contracts, or any employment arrangements, with the Parent Group.

The Restricted Period shall be extended by the length of any period during which the Employee is in breach of the terms of this Section 7.

Notwithstanding the foregoing, this Section 7 shall not apply to the Employee if this Agreement is terminated by the Company without Cause or terminated by the Employee for Good Reason.

8. Injunctive Relief. Without intending to limit the remedies available to the Parent Group, the Employee agrees that a breach of any of the covenants contained in Sections 6 and 7 of this Agreement may result in material and irreparable injury to the Parent Group for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event that such a breach or threat thereof, any member of the Parent Group shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction, or both, without bond or other security, restraining the Employee from engaging in activities prohibited by the covenants contained in Sections 6 and 7 of this Agreement or such other relief as may be required specifically to enforce any of the covenants contained in this Agreement. Such injunctive relief in any court shall be available to the Parent Group in lieu of, or prior to or pending determination in, any arbitration proceeding.

9. No Conflict. The Employee represents and warrants to the Parent that he/she is not a party to or bound by agreement, understanding or arrangement with any other person or entity or any other agreement which would prevent or limit his/her ability to enter into this Agreement or perform his/her obligations hereunder.

10. Source of Payments. All payments provided under this Agreement, other than payments made pursuant to a plan which provides otherwise, shall be paid in cash from the general funds of the Parent, and no special or separate fund shall be established, and no other segregation of assets shall be made to assure payment. The Employee shall have no right, title or interest whatsoever in any investments which the Parent Group may make to aid the Parent in meeting its obligations hereunder. To the extent that any person acquires a right to receive payments from the Parent hereunder, such right shall be no greater than the right of an unsecured creditor of the Parent.

11. Non-Assignability; Successors. This Agreement is personal to the Employee and without the prior written consent of the Parent shall not be assignable by the Employee. This Agreement is assignable by the Parent to any member of the Parent Group and shall inure to the benefit of and be binding upon the Parent and its successors and assigns.

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12. Withholding. Any payments made or benefits provided to the Employee under this Agreement shall be reduced by any applicable withholding taxes or other amounts required to be withheld by law or contract.

13. Other Severance Benefits. In consideration for the payments to be made to the Employee under this Agreement, the Employee agrees to waive any and all rights to any payments or benefits under any other severance plan, program or arrangement of the Parent Group.

14. Survival of Certain Provisions. The rights and obligations set forth in the Agreement that by their terms extend beyond the Term shall survive the Term.

15. Arbitration. Any dispute or controversy arising under or in connection with this Agreement or otherwise in connection with the Employee’s employment hereunder that cannot be mutually resolved by the parties to this Agreement and their respective advisors and representatives shall be settled exclusively by arbitration in [__________, __________] in accordance with the commercial rules of the American Arbitration Association before one (1) arbitrator of exemplary qualifications and stature, who shall be selected jointly by an individual designated by the Parent and an individual to be selected by the Employee, or if such two (2) individuals cannot agree on the selection of the arbitrator, who shall be selected by the American Arbitration Association, and judgment upon the award rendered may be entered into any court having jurisdiction thereon.

16. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the Cayman Islands without regard to the conflicts of laws rules thereof.

17. Notices. Except as otherwise expressly provided herein, any notice, consent, waiver and other communication hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by e-mail, with confirmation of receipt, (iii) one (1) business day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) business days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 17):

a. if to the Employee:

[●]

Attention: [●]

Email: [●]

with a copy (which shall not constitute notice) to:

[●]

Attention: [●]

Email: [●]

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b. if to the Parent:

[●]

Attention: [●]

Email: [●]

with a copy (which shall not constitute notice) to:

[●]

Attention: [●]

Email: [●]

18. Interpretation and Rules of Construction. Except to the extent otherwise provided or that the context otherwise requires, the headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to a Section, such reference is to a Section of this Agreement, unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. References to a Person are also to its successors and permitted assigns.

19. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof.

20. Amendment; Waiver. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the parties hereto. The waiver by either party of compliance by the other party with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

21. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or portable document format (“.pdf”)) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

[●]

By:
Name:

[●]

By:
Name:
Title:

[Signature Page to Employment Agreement]